Exhibit 99.1

News release via Canada NewsWire, Calgary 403-269-7605

            Attention Business Editors:
            NUCRYST Announces Agreement to Sell Acticoat Business and Proposes
            Amalgamation with Westaim

            PRINCETON, NJ, Nov. 10 /CNW/ - NUCRYST Pharmaceuticals Corp. announced today the execution of a definitive agreement (the "S&N Agreement") with subsidiaries of Smith & Nephew plc. (LSE: SN; NYSE: SNN) for the sale to Smith
& Nephew of substantially all of Nucryst's operations and assets including all rights to its proprietary nanocrystalline silver technology for cash consideration of US$21 million plus the value of working capital and subject to certain adjustments (the "Sale Transaction"). The closing of the Sale
Transaction is subject to customary conditions including the approval of
Nucryst shareholders.
            Nucryst also entered into an amalgamation agreement with The Westaim
Corporation, which currently owns approximately 75% of Nucryst's outstanding common shares. Under the amalgamation agreement, Nucryst will amalgamate with a newly formed subsidiary of Westaim to form Amalco (the "Amalgamation") and
Nucryst shareholders other than Westaim will receive one redeemable preferred share in the capital of Amalco, which share will be redeemed for US$1.77 in cash upon the completion of the Amalgamation. Completion of the Amalgamation
is subject to certain conditions including closing of the Sale Transaction and the approval of Nucryst shareholders. Following the completion of the
Amalgamation, Nucryst intends to delist from the TSX and NASDAQ stock exchanges.
            The board of directors of Nucryst engaged KPMG Corporate Finance Inc. to provide a fairness opinion regarding the Sale Transaction and an independent valuation of Nucryst for the purpose of the Amalgamation, in accordance with
Multilateral Instrument 61-101. Specifically, KPMG Corporate Finance Inc. has
opined that the consideration offered in the S&N Agreement is fair, from a financial point of view, to Nucryst. In addition, the valuation prepared by
KPMG Corporate Finance Inc. provides a valuation range of $1.72 to $1.82 per common share, subject to certain assumptions. Particulars of the fairness opinion and the valuation will be provided to shareholders with the materials mailed to shareholders in connection with the meeting to approve the Sale
Transaction and the Amalgamation.
            The board of directors of Nucryst unanimously determined that the Sale
Transaction is in the best interests of Nucryst and is fair, from a financial point of view, to Nucryst and that the value proposed to the minority shareholders of Nucryst under the amalgamation agreement is fair, from a financial point of view, to the common shareholders of Nucryst (other than
Westaim). In light of these conclusions, the Nucryst board of directors unanimously determined to enter into the S&N Agreement and the amalgamation agreement and to recommend that Nucryst shareholders vote in favor of the resolutions authorizing the Sale Transaction and the Amalgamation.
            Closing under the S&N Agreement and completion of the Amalgamation is conditional upon, among other things, approval of the shareholders of Nucryst at a special meeting called for such purpose. The Sale Transaction and the
Amalgamation will each separately be proposed to shareholders for consideration. The Sale Transaction requires the approval of more than two thirds of the votes cast at the meeting and Westaim has entered into a support agreement with Smith & Nephew under which it will vote in favor of the S&N
Agreement, subject to certain limited exceptions applicable where a financially superior proposal has been made. The Amalgamation requires both the approval of more than two thirds of the votes cast at the meeting and, pursuant to Multilateral Instrument 61-101, the approval of a simple majority of shareholders other than the directors and officers of Westaim. If the Sale
Transaction is approved by shareholders and other conditions to closing are satisfied, the transaction will proceed, irrespective of whether the
Amalgamation is approved. The S&N Agreement includes a non-solicitation covenant on the part of Nucryst, subject to a customary "fiduciary out"
provision, the right of Smith & Nephew to match any financially superior proposal and the payment of a $1.0 million termination fee by Nucryst to Smith
& Nephew in certain circumstances. Details regarding the S&N Agreement and the amalgamation agreement will be included in Nucryst's management information circular which is expected to be mailed to shareholders in late November, 2009 for a shareholders meeting to be held in December, 2009.
            This news release is for information purposes only and is not a substitute for the definitive agreements in relation to the proposed transactions. There can be no assurance that the conditions of closing will be satisfied, or that the transactions will be completed as proposed or at all.

            About NUCRYST Pharmaceuticals Corp.

            NUCRYST Pharmaceuticals Corp. (NASDAQ: NCST; TSX: NCS) develops, manufactures and commercializes medical products that fight infection and inflammation using SILCRYST(TM), its patented atomically disordered nanocrystalline silver technology. NUCRYST licensed world-wide rights for
SILCRYST(TM) wound care coating products to Smith & Nephew plc, which markets these products in over 30 countries under their Acticoat(TM) trademark.
NUCRYST has developed its proprietary nanocrystalline silver in a powder form, referred to as NPI 32101, for use in medical devices and as an active pharmaceutical ingredient.

            About Smith & Nephew plc.

            Smith & Nephew is a global medical technology business, specializing in
Orthopaedics, including Reconstruction, Trauma and Clinical Therapies,
Endoscopy and Advanced Wound Management. Smith & Nephew is a global leader in arthroscopy and advanced wound management and is one of the leading global orthopaedics companies. Smith & Nephew is dedicated to helping improve people's lives. The Company prides itself on the strength of its relationships with its surgeons and professional healthcare customers, with whom its name is synonymous with high standards of performance, innovation and trust. The
Company operates in 32 countries around the world. Annual sales in 2008 were nearly $3.8 billion.

            <<
            SILCRYST(TM) is a trademark of NUCRYST Pharmaceuticals Corp.
            Acticoat(TM) is a trademark of Smith & Nephew plc
            >>

            This news release contains forward-looking statements within the meaning of securities legislation in the United States and Canada (collectively
"forward-looking statements"). Forward-looking statements in this news release include, but are not limited to, statements about the contemplated transactions described. With respect to the forward-looking statements contained in this news release, readers are cautioned that numerous risks, uncertainties and other factors could cause our actual results to differ materially from those indicated in these statements including, but not limited to: the failure to satisfy any of the conditions to closing of the S&N
Agreement or the amalgamation agreement; future shareholder actions with respect to the proposed transactions; our ability to satisfy regulatory and stock exchange standards and requirements to complete the proposed transactions; the uncertainty of our future operating results, which are likely to fluctuate and could under certain conditions prevent the completion of the proposed transactions; our reliance on and ability to maintain our collaboration with Smith & Nephew should the proposed S&N Agreement not be completed; our reliance on sales of Acticoat(TM) products with our
SILCRYST(TM) coatings by Smith & Nephew. Although we have attempted to identify the important risks, uncertainties and other factors that could cause actual results or events to differ materially from those expressed or implied in the forward-looking statements in this release, there may be other factors that cause actual results or events to differ from those expressed or implied in forward looking statements. For a more thorough discussion of the risks associated with our business, see the "Risk Factors" section in our Annual
Report on Form 10-K for the year ended December 31, 2008 and in our Quarterly
Reports on Form 10-Q for 2009 as filed with the U.S. Securities and Exchange
Commission on EDGAR at www.sec.gov and with securities authorities in Canada on SEDAR at www.sedar.com. All forward-looking statements are expressly qualified in their entirety by this cautionary statement and NUCRYST disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future developments or otherwise after the date hereof.

            %SEDAR: 00023031E          %CIK: 0001344674

            /For further information: David Wills, Gillian McArdle, Investor
Relations, (416) 504-8464, info(at)nucryst.com/
            (NCST NCS.)

CO:  NUCRYST Pharmaceuticals Corp.

CNW 19:15e 10-NOV-09